UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission File Number)	(IRS Employer Identification Number)

42 Oriental Street; Third Floor, Providence, Rhode Island

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b) and (c). DEPARTURE OF PRINCIPAL OFFICER; APPOINTMENT OF PRINCIPAL OFFICER

On May 17, 2007, the Board of Directors (the “Board”) of Nestor, Inc. (the “Company”) voted 6-0 (with Mr. Clarence A. Davis abstaining) to relieve William B. Danzell of all of his duties and responsibilities as Chief Executive Officer of the Company effective immediately. Mr. Danzell remains a member of the Board. In addition, the Company is in negotiations with Mr. Danzell with respect to his ongoing activities for the Company, if any, and will announce the results of these negotiations when they have been finalized.

On May 17, 2007, the Board also voted 6-0 to appoint Mr. Davis as interim Chief Executive Officer of the Company to serve in this capacity for the next 60 to 90 days while Mr. Davis heads up a three member committee of the Board designated to seek a permanent Chief Executive for the Company.

Mr. Davis has been a director of the Company since May 2006. In February 2007, Mr. Davis was appointed by the Board to serve as a consultant to the Company to provide assistance to the management team in determining, articulating and executing the Company’s strategic plan. In connection with these services, Mr. Davis entered into a consulting agreement with the Company, the terms of which were disclosed by the Company in a Form 8-K filed with the Securities and Exchange Commission on February 7, 2007.

In addition to his services as a director and consultant to the Company, Mr. Davis currently serves on the Board of Directors of Gabelli Global Deal Fund. Beginning in 2004, Mr. Davis was appointed to a three year term as a special consultant to the American Red Cross Liberty Fund and September 11 Recovery Oversight Commission. From 1998 to 2000, Mr. Davis served as Chief Financial Officer for the American Institute of Certified Public Accountants (AICPA) and from 2000 until he retired in 2005, Mr. Davis served as the AICPA’s Chief Operating Officer. As COO of the AICPA, Mr. Davis managed all aspects of the organization’s operations, including finance, administration, technology, program management and quality assurance. From 1990 to 1998, he operated Clarence A. Davis Enterprises, Inc., a financial and organizational consulting firm that provided due diligence investigations for acquisitions and forensic accounting investigations for diverse industries including film syndication and optical manufacturing. Mr. Davis’s career, which has spanned 40 years, includes a senior partnership at Spicer & Oppenheim, a national public accounting firm.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Exhibit

99.1	Press release dated May 22, 2007 announcing change of leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC.

	By:	/s/ Nigel P. Hebborn
Nigel P. Hebborn
Executive Vice President, Treasurer and CFO

Date: May 22, 2007